Exhibit 99.1

CRESCENT ENERGY COMPANY
600 TRAVIS STREET, SUITE 7200
HOUSTON, TX 77002

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CRGY2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V53122-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CRESCENT ENERGY COMPANY

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	To approve the issuance of shares of Class A common stock, par value $0.0001 per share, of Crescent Energy Company ("Crescent") in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated May 15, 2024, by and among Crescent, Artemis Acquisition Holdings Inc., Artemis Merger Sub Inc., Artemis Merger Sub II LLC and SilverBow Resources, Inc. (the "Crescent Issuance Proposal"); and	☐	☐	☐
2.	To approve one or more adjournments of the Crescent special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the Crescent Issuance Proposal (the "Crescent Adjournment Proposal").	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.
V53123-TBD
CRESCENT ENERGY COMPANY
Special Meeting Of Stockholders
July 29, 2024, 10:00 a.m. Central Time
This proxy is solicited on behalf of the Board of Directors
The Stockholder(s) hereby appoint(s) [TBD] and [TBD], or either of them, as proxies, each with the power to appoint
(his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CRESCENT ENERGY COMPANY that the Stockholders is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m. Central Time, on July 29, 2024, virtually at www.virtualshareholdermeeting.com/CRGY2024SM, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.
Continued and to be signed on the reverse side